Exhibit 99.1

MAGIC BRIGHT LIMITED (Unaudited) Condensed Financial Statements For The Nine Months Ended December 31, 2010 and 2009

MAGIC BRIGHT LIMITED

INDEX TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Page

Condensed Balance Sheets	F-2

Condensed Statements of Operations And Comprehensive Income (Loss)	F-3

Condensed Statements of Cash Flows	F-4

Notes to Condensed Financial Statements	F-5 – F-15

MAGIC BRIGHT LIMITED
CONDENSED BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND MARCH 31, 2010
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2010	March 31, 2010
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$76,566	$110,835
Restricted cash	53,175	53,295
Accounts receivable, net	830,293	402,723
Amounts due from stockholders	1,616,141	1,685,846
Amount due from a related party	38,120	23,952
Inventories, net	914,198	1,796,997
Prepayments and other receivables	401,353	55,177
Total current assets	3,929,846	4,128,825

Non-current assets:
Plant and equipment, net	42,808	60,668
Cash value of life insurance, net	38,398	19,142
TOTAL ASSETS	$4,011,052	$4,208,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings, secured	$887,382	$1,156,747
Accounts payable, trade	-	2,288,111
Advances from customers	526,131	277,398
Amount due to related party	35,975	-
Current portion of obligation under finance leases	7,747	20,776
Current portion of long-term borrowings	273,982	-
Income tax payable	230,225	53,833
Accrued liabilities and other payables	191,583	68,275
Total current liabilities	2,153,025	3,865,140

Long-term liabilities:
Deferred tax liabilities	13,926	13,959
Obligation under finance leases	-	1,959
Long-term borrowings	1,245,596	-
Total liabilities	3,412,547	3,881,058

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.128 par value; 10,000 shares authorized; 10,000 shares issued and outstanding, respectively	1,285	1,285
Accumulated other comprehensive income (loss)	3,416	(13,231)
Retained earnings	593,804	339,523
Total stockholders’ equity	598,505	327,577
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,011,052	$4,208,635

See accompanying notes to condensed financial statements.

MAGIC BRIGHT LIMITED
CONDENSED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Nine months ended December 31,
	2010	2009

Revenues, net:
- Non related party	$16,585,464	$9,434,383
- Related party	-	12,025,898
Total revenues, net	16,585,464	21,460,281

Cost of revenues	(15,674,738)	(21,641,186)
Gross profit (loss)	910,726	(180,905)

Operating expenses:
Selling, general and administrative	(450,706)	(649,385)
Income (loss) from operations	460,020	(830,290)

Other income (expense):
Interest income	18	24
Interest expense	(28,969)	(5,738)

Income (loss) before income taxes	431,069	(836,004)

Income tax expense	(176,788)	(64,417)

NET INCOME (LOSS)	$254,281	$(900,421)

Other comprehensive (loss) income:
- Foreign currency translation (loss) gain	(5,680)	138
- Change in fair value of derivative contracts	22,327	-
COMPREHENSIVE INCOME (LOSS)	$270,928	$(900,283)

See accompanying notes to condensed financial statements.

MAGIC BRIGHT LIMITED
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)
	Nine months ended December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$254,281	$(900,421)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	17,743	18,950
Inventory valuation allowance	499,863	514,532
Loss on disposal of plant and equipment	-	6,296
Loss on cash value of life insurance	(347)	-
Non-cash benefits to a director	-	61,659
Allowance on doubtful accounts	31,508	-
Changes in operating assets and liabilities:
Accounts receivable, trade	(460,688)	(636,650)
Bills receivable	-	108,765
Amount due from a related party	82,280	(115,217)
Inventories	380,003	(37,609)
Prepayments and other receivables	(346,835)	596,739
Accounts payable, trade	(2,268,310)	(97,524)
Advances from customers	249,772	1,022,481
Amount due to related party	36,030	-
Income tax payable	176,788	64,417
Accrued liabilities and other payables	123,659	97,728

Net cash (used in) provided by operating activities	(1,224,253)	704,146

Cash flows from investing activities:
Purchase of plant and equipment	-	(12,056)
Payments on life insurance	(18,984)	-

Net cash used in investing activities	(18,984)	(12,056)

Cash flows from financing activities:
Changes in short-term borrowings	(267,022)	180,594
Repayment from (advances to) stockholders	65,798	(649,655)
Advances to a related party	(96,526)	(36,984)
Proceeds from long-term borrowings	1,544,131	-
Repayment of long-term borrowings	(22,238)	-
Payments on finance leases	(14,957)	(16,203)

Net cash provided by (used in) financing activities	1,209,186	(522,248)

Effect of exchange rate changes in cash and cash equivalents	(218)	(151)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(34,269)	169,691

CASH AND CASH EQUIVALENT, BEGINNING OF PERIOD	110,835	115,286

CASH AND CASH EQUIVALENT, END OF PERIOD	$76,566	$284,977

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$28,969	$5,738

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Motor vehicle transfer to a director	$-	$61,659

See accompanying notes to condensed financial statements.

MAGIC BRIGHT LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE – 1	BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“US GAAP”) and the Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the balance sheet as of March 31, 2010 which has been derived from audited financial statements and these unaudited condensed financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended December 31, 2010 are not necessarily indicative of the results to be expected for the entire fiscal year ending March 31, 2011 or for any future period.

These unaudited condensed financial statements and notes thereto should be read in conjunction with the audited financial statements of Magic Bright Limited for the years ended March 31, 2010 and 2009.

NOTE – 2	ORGANIZATION AND BACKGROUND

Magic Bright Limited (the “Company”) was incorporated as a limited liability company and domiciled in Hong Kong Special Administrative Region (“Hong Kong”) on August 28, 2002.

Pursuant to its Memorandum and Articles of Association, the authorized capital of the Company is Hong Kong Dollars (“HK$”) 10,000 (approximately $1,285) representing the aggregate number of 10,000 ordinary shares with a par value of $0.128 (equivalent to HK$1). At the inception, the Company issued 5,000 and 5,000 ordinary shares to Mr. Wong Kwok Wing, Tony and Ms. Chan Sau Fong, respectively.

The Company is principally engaged in the trading of plastic material in the People’s Republic of China (the “PRC”) and Hong Kong. Its principal place of business is located at 18th Floor, 27 Lock Road, Tsim Sha Tsui, Kowloon, Hong Kong.

NOTE – 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed financial statements and notes.

●	Use of estimates

In preparing these condensed financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

MAGIC BRIGHT LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)
●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2010 and March 31, 2010, the allowance for doubtful accounts was $31,460 and $0, respectively.

●	Inventories

Inventories consist primarily of plastic materials for re-sale and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. The Company estimates the net realizable value of slow-moving inventory on an item-by-item basis and charges the excess of cost over net realizable value to cost of revenue. The valuation allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses, reflecting current business and economic risks, the duration of the inventories held, trends and changes in industry conditions. As of December 31, 2010 and March 31, 2010, the inventory valuation allowance was $1,011,528 and $513,646, respectively.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful lives
Furniture, fittings and office equipment	5 years
Motor vehicles	5 years

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Depreciation expense for the nine months ended December 31, 2010 and 2009 was $17,743 and $18,950, respectively.

●	Cash value of life insurance

The cash value of life insurance relates to the Company-owned life insurance policies on a current executive officer, Mr. Wong Kwok Wing, Tony, the stockholder and director of the Company. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable. Cash value of this life insurance is stated at the cash surrender value of the contract, net of policy loans. The loans carry interest at an effective rate of 3% per annum below the Hong Kong Best Lending Rate, payable monthly and mature on March 11, 2015, which are secured by the cash value of the life insurance policy and personally guaranteed by the Company’s directors. For the nine months ended December 31, 2010, the Hong Kong Best Lending Rate is 5% per annum. A summary of net cash value of life insurance is presented as below:

MAGIC BRIGHT LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	December 31, 2010	March 31, 2010

Cash surrender value of life insurance	$145,812	$145,811
Less: policy loans balances outstanding	(107,414)	(126,669)

Cash value of life insurance, net	$38,398	$19,142

●	Impairment of long-lived assets

In accordance with the ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and life insurance policy held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment charges were recognized for any of the periods presented.

●	Advances from customers

The Company generally receives advanced payments from customers in the normal course of business. Advances from customers are non-interest bearing, unsecured and are recognized in revenue when delivery has occurred.

●	Revenue recognition

In accordance with the ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is reasonably assured.

Revenue from the trading of plastic materials for recycling use is recognized when the title of the products are delivered to and received by the customers, collectibility is reasonably assured and the prices are fixed and determinable.

Revenue represents the invoiced value of goods sold, net of taxes, custom duties, sales allowance and shipping and handling costs associated with the distribution of the related products to the customers.

MAGIC BRIGHT LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Accounting for Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the nine months ended December 31, 2010 and 2009, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2010, the Company did not have any significant unrecognized uncertain tax positions.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollars ("US$") and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Hong Kong Dollars ("HK$"), which is functional currency as being the primary currency of the economic environment in which its operation is conducted. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

MAGIC BRIGHT LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective periods:

	December 31, 2010	December 31, 2009
Period-end HK$: US$1 exchange rate	7.7832	7.7551
Period average HK$: US$1 exchange rate	7.7714	7.7513

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the nine months ended December 31, 2010 and 2009, the Company operates in one reportable operating segment in Hong Kong and the PRC.

●	Derivative instruments

The Company accounts for its derivatives instruments as either assets or liabilities and record them at fair value under ASC Topic 815, “Derivatives and Hedging”. Changes in the fair value of derivatives that do not qualify or are not effective as hedges are recognized currently in earnings. The Company does not use derivative financial instruments for speculative or trading purposes, nor do the Company hold or issue leveraged derivative financial instruments.

The Company generally uses foreign exchange forward contracts to hedge certain existing and anticipated foreign currency denominated transactions. Foreign exchange forward contracts generally mature within 90 days of inception. Gains and losses arising from the effective portion of foreign exchange forward contracts that are designated as cash flow hedging instruments are recorded in accumulated other comprehensive income or loss and are subsequently reclassified into earnings in the same period or periods during which the underlying transactions affect earnings.

●	Fair value of financial instruments

ASC Topic 820, “Fair Value Measurements and Disclosures” ("ASC 820") establishes a new framework for measuring fair value and expands related disclosures. Broadly, ASC 820 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

MAGIC BRIGHT LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

The carrying value of cash and cash equivalents, receivables and payables approximates fair value at December 31, 2010 due to the short maturity nature of these instruments. The fair value of the Company’s short-term and long-term borrowings and obligation under finance leases approximates at fair value based on the current market conditions for similar debt instruments.

●	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2009-14 to amend ASC 605 “Revenue Recognition.” The amendments in this update change the accounting model for revenue arrangements that include both tangible products and software elements. The amendments in ASU 2009-14 will be effective for the fiscal years beginning January 1, 2011. The Company believes that ASU 2009-13 will not have a material impact on its financial statements.

In October 2009, the FASB issued ASU 2009-13 amending ASC 605 related to revenue arrangements with multiple deliverables. Among other things, ASU 2009-13 provides guidance for entities in determining the accounting for multiple deliverable arrangements and establishes a hierarchy for determining the amount of revenue to allocate to the various deliverables. The amendments in ASU 2009-13 will be effective for the fiscal years beginning January 1, 2011. The Company believes that ASU 2009-13 will not have a material impact on its financial statements

In January 2010, the FASB issued further guidance under ASC No. 820, “Fair Value Measurements and Disclosures” ("ASC 820"). ASC 820 requires disclosures about the transfers of investments between levels in the fair value hierarchy and disclosures relating to the reconciliation of fair value measurements using significant unobservable inputs (level 3 investments). ASC 820 is effective for the fiscal years and interim periods beginning after December 15, 2010. The Company will adopt the update on January 1, 2011 and expects that ASC 820 will not have a material impact on its financial statements.

MAGIC BRIGHT LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE – 4	AMOUNTS DUE FROM STOCKHOLDERS

As of December 31, 2010, the balances represented temporary advances made by the Company to the stockholders, which was unsecured, interest-free and repayable on demand.

NOTE – 5	AMOUNT DUE FROM A RELATED PARTY

As of December 31, 2010, the balance represented temporary advance made by the Company to a related company which was controlled by Mr. Wong Kwok Wing, Tony, the director of the Company and a spouse of Ms. Chan Sau Fong, the director of the Company. The balance was unsecured, interest-free and repayable on demand.

NOTE – 6	SHORT-TERM BORROWINGS, SECURED

Short-term borrowings consist of the followings:

	December 31, 2010	March 31, 2010
Hang Seng Bank, a financial institution in Hong Kong:
- Overdraft facility	$68,581	$45,404
- Credit facility	88,014	341,334

Bank of China, a financial institution in Hong Kong:
- Revolving line of credit and factoring facilities	730,787	770,009
Short-term borrowings, total	$887,382	$1,156,747

Hang Seng Bank

The Company maintained the banking facilities with Hang Seng Bank, which provides for the borrowings up to a maximum limit of $386,446 (equivalent to HK$3,000,000), subject to an annual review by the bank. The banking facilities are secured by the property owned by a related company which was controlled by a stockholder and director of the Company and personally guaranteed by the directors of the Company. The banking facilities include the aggregate of:

(a)	Overdraft facility with a maximum borrowing up to $192,723, which bears interest at a rate of 1% per annum over the Hong Kong Best Lending Rate, payable monthly, and

(b)
Credit facility for the purchase of goods with a maximum borrowing up to $386,446, which bears interest at a rate of 0.5% per annum over the Hong Kong Best Lending Rate for HK$ facilities and 0.5% per annum over the rate for foreign currency facilities, payable monthly.

Bank of China

The Company maintained the revolving line of credit and factoring facilities with Bank of China, which provides for the borrowings up to a maximum limit of $770,891 (equivalent to HK$6,000,000) based upon its accounts receivable balances. These lines of credit bear interest at a rate ranging from 1% to 6% per annum over Hong Kong prime rate for HK$ facilities and at a rate ranging from 1% to 6% per annum over US Prime Rate for US$ facilities. These lines are guaranteed by the Hong Kong government and the directors of the Company.

MAGIC BRIGHT LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

The Company also maintained the foreign currency forward contracts facilities with the maximum limit of $642,409 (equal to HK$5,000,000), which generally matures within 90 days of inception and is secured by the minimum restricted cash deposit of $53,175 as compensating balance to the extent that the Company has the outstanding foreign currency forward contracts.

As of December 31, 2010, the Company had one forward contract outstanding which matured in March 2011, with a notional value of $130,600 and its fair value was approximately $132,530. The change in the fair value of the forward contract is reflected as an unrealized gain of $22,327 and reported as other comprehensive income.

NOTE – 7	LONG-TERM BORROWINGS

For the nine months ended December 31, 2010, the Company received an installment loan totaling $1,541,782 (equivalent to HK$12,000,000) from DBS Bank (Hong Kong) Limited (the “bank”), which carried interest at 0.75% per annum over Hong Kong prime rate and repayable by 60 equal monthly installments, due through November 2015. An installment loan was granted under Small and Medium Enterprises Loan Guarantee Scheme and Special Loan Guarantee Scheme of The Government of the Hong Kong Special Administrative Region (“HKSARG”) and included the major conditions precedents and covenants, as belows:

(a)	Guarantee for working capital loan issued by HKSARG for an amount equivalent to 50% of the loan granted by the bank ;

(b)	Guarantee and indemnity for an unlimited amount by Mr. Wong Kwok Wing, Tony, and Ms. Chan Sau Fong, the directors of the Company ;

(c)	Assignment of life insurance policies of Mr. Wong Kwok Wing, Tony, the director of the Company with an insured sum of not less than $835,132 (equivalent to HK$6,500,000) ;

(d)	Amount due from related parties is required to reduce by approximately $642,409 for its financial year ending March 31, 2011 ;

(e)	Distribution of dividend is subject to the bank’s consent

As of December 31, 2010, the minimum future payments of the aggregate bank borrowings in the next five years are as follows:

Year ending December 31:
2011	$273,982
2012	290,674
2013	308,808
2014	327,854
2015	318,260

Total:	$1,519,578

For the nine months ended December 31, 2010, Hong Kong prime rate was 5.25% per annum.

MAGIC BRIGHT LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE – 8	RELATED PARTY TRANSACTIONS

(a)
For the nine months ended December 31, 2010 and 2009, the Company sold its products at the current market value totaling $0 and $583,042 to a related company which is controlled by Mr. Wong Kwok Wing, Tony, the director of the Company and a spouse of Ms. Chan Sau Fong, the director of the Company in a normal course of business.

(b)
For the nine months ended December 31, 2010 and 2009, the Company recorded and paid rent expense for office premises and director quarter of $60,697 and $24,731, based on the current market value with the related companies, which was controlled by Mr. Wong Kwok Wing, Tony, the director and stockholder of the Company.

(c)	For the nine months ended December 31, 2010 and 2009, the Company provided and transferred its motor vehicle at the carrying value of $0 and $61,659 to its director for welfare benefits.

NOTE – 9	SEGMENT INFORMATION

The Company views its operations, makes decisions regarding how to allocate resources and manages the business as one operating segment. As a result, the financial information disclosed herein represents all of the material financial information related to the Company’s principal operating segment.

The following table represents the Company’s total revenue by geographic area (based on the location of the customer):

	Nine months ended December 31,
	2010	2009

Hong Kong	$7,192,515	$9,434,383
The PRC	9,392,949	12,025,898
Total revenues, net	$16,585,464	$21,460,281

NOTE – 10	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

For the nine months ended December 31, 2010, there were two customers who accounted for 10% or more of the Company’s revenues.

For the nine months ended December 31, 2009, there was a single customer who accounted for 10% or more of the Company’s revenues.

MAGIC BRIGHT LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

(b)         Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its accounts receivable is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(c)         Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from short-term borrowings and finance leases. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the period-end, all of borrowings were at floating rates.

(d)         Economic and political risks

The significant portion of the Company's revenues is generated in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(e)         Foreign exchange risk

The Company is subject to currency exchange risk because it purchases inventories that it is required to settle in other currencies, primarily Euro and US$. The Company mitigates a portion of the fluctuations in certain foreign currencies through the purchase of foreign currency forward contracts. The contracts are primarily denominated in Euros dollars, typically have maturities of less than three months and require an exchange of foreign currencies for US$ at maturity of the contracts at rates agreed to at inception of the contracts.

NOTE – 11	COMMITMENTS AND CONTINGENCIES

The Company currently does not have any formal rent agreements for office premises and director quarter. The Company recorded and paid rent expense at the monthly rate of $7,888, based on current market fair value with the related companies, which was controlled by Mr. Wong Kwok Wing, Tony, the director and stockholder of the Company.

MAGIC BRIGHT LIMITED Financial Statements For The Years Ended March 31, 2010 and 2009 (With Report of Independent Registered Public Accounting Firm Thereon)

ZYCPA COMPANY LIMITED

Certified Public Accountants

MAGIC BRIGHT LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and stockholders of
MAGIC BRIGHT LIMITED

We have audited the accompanying balance sheets of Magic Bright Limited (the “Company”) as of March 31, 2010 and 2009 and the related statements of operations and comprehensive income (loss), cash flows and stockholders’ equity for the years ended March 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2010 and 2009, and the results of their operations and their cash flows for the years ended March 31, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ ZYCPA Company Limited

ZYCPA Company Limited
Certified Public Accountants

Hong Kong, China
February 1, 2011

MAGIC BRIGHT LIMITED
BALANCE SHEETS
AS OF MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of March 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$110,835	$115,286
Restricted cash	53,295	52,849
Accounts receivable, trade	402,723	269,846
Bills receivable	-	108,777
Amounts due from stockholders	1,685,846	1,134,167
Amount due from a related party	23,952	9,832
Inventories, net	1,796,997	1,510,675
Prepayments and other receivables	55,177	660,732
Total current assets	4,128,825	3,862,164

Non-current assets:
Plant and equipment, net	60,668	110,906
Cash value of life insurance, net	19,142	-
TOTAL ASSETS	$4,208,635	$3,973,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$1,156,747	$-
Accounts payable, trade	2,288,111	3,289,065
Advances from customers	277,398	143,730
Current portion of obligation under finance leases	20,776	2,330
Income tax payable	53,833	-
Accrued liabilities and other payables	68,275	9,994
Total current liabilities	3,865,140	3,445,119

Long-term liabilities:
Deferred tax liabilities	13,959	18,405
Obligation under finance leases	1,959	-
Total liabilities	3,881,058	3,463,524

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.128 par value; 10,000 shares authorized; 10,000 shares issued and outstanding, respectively	1,285	1,285
Accumulated other comprehensive (loss) income	(13,231)	7,876
Retained earnings	339,523	500,385
Total stockholders’ equity	327,577	509,546
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,208,635	$3,973,070

See accompanying notes to financial statements.

MAGIC BRIGHT LIMITED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

	Years ended March 31,
	2010	2009

Revenues, net:
- Non related party	$27,465,581	$35,058,763
- Related party	971,243	93,740
Total revenues, net	28,436,824	35,152,503

Cost of revenue	(27,426,008)	(34,305,962)
Gross profit	1,010,816	846,541

Operating expenses:
Selling, general and administrative	(797,703)	(948,695)
Income (loss) from operations	213,113	(102,154)

Other income (expense):
Interest income	571	547
Interest expense	(11,859)	(10,765)
Other income	-	361
Other expense	(40,378)	-

Income (loss) before income taxes	161,447	(112,011)

Income tax expense	(64,392)	(15,446)

NET INCOME (LOSS)	$97,055	$(127,457)

Other comprehensive (loss) income:
- Foreign currency translation (loss) gain	(710)	2,179
- Change in fair value of derivative contracts	(20,397)	4,476
COMPREHENSIVE INCOME (LOSS)	$75,948	$(120,802)

See accompanying notes to financial statements.

MAGIC BRIGHT LIMITED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

	Years ended March 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$97,055	$(127,457)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	25,018	58,222
Loss on disposal of plant and equipment	6,293	5,143
Inventory valuation allowance	514,326	-
Loss on cash value on life insurance	40,378	-
Non-cash benefits to a director	61,625	27,357
Deferred income taxes	(4,418)	584
Changes in operating assets and liabilities:
Accounts receivable, trade	(133,548)	(112,103)
Bills receivable	108,722	(108,401)
Amount due from a related party	(13,453)	13,413
Inventories	(803,794)	(807,618)
Prepayments and other receivables	598,472	(460,753)
Accounts payable, trade	(1,016,672)	3,183,937
Advances from customers	134,109	(474,975)
Income tax payable	60,581	(26,264)
Accrued liabilities and other payables	58,376	9,960

Net cash (used in) provided by operating activities	(266,930)	1,181,045

Cash flows from investing activities:
Purchase of plant and equipment	(15,754)	(21,260)
Payments on life insurance	(59,546)	-

Net cash used in investing activities	(75,300)	(21,260)

Cash flows from financing activities:
Change in short-term borrowings	1,158,279	(94,433)
Advances to stockholders	(795,639)	(919,335)
Advances to a related party	(704)	(23,211)
Change in restricted cash	(543)	(52,667)
Payments on finance leases	(23,410)	(61,212)

Net cash provided by (used in) financing activities	337,983	(1,150,858)

Effect of exchange rate changes in cash and cash equivalents	(204)	470

NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,451)	9,397

CASH AND CASH EQUIVALENT, BEGINNING OF YEAR	115,286	105,889

CASH AND CASH EQUIVALENT, END OF YEAR	$110,835	$115,286

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$8,229	$41,125
Cash paid for interest	$11,859	$10,765

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Dividends distribution	$257,917	$-
Motor vehicle transfer to a director	$61,625	$27,357
See accompanying notes to financial statements.

MAGIC BRIGHT LIMITED
STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock
	No. of shares	Amount	Accumulated other comprehensive (loss) income	Retained earnings	Total stockholders’ equity

Balance as of April 1, 2008	10,000	$1,285	$1,221	$627,842	$630,348

Net loss for the year	-	-	-	(127,457)	(127,457)
Foreign currency translation adjustment	-	-	2,179	-	2,179
Change in fair value of derivative contracts	-	-	4,476	-	4,476
Balance as of March 31, 2009	10,000	1,285	$7,876	$500,385	$509,546

Distribution of dividends	-	-	-	(257,917)	(257,917)
Net income for the year	-	-	-	97,055	97,055
Foreign currency translation adjustment	-	-	(710)	-	(710)
Change in fair value of derivative contracts	-	-	(20,397)	-	(20,397)
Balance as of March 31, 2010	10,000	$1,285	$(13,231)	$339,523	$327,577

See accompanying notes to financial statements.

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	ORGANIZATION AND BUSINESS BACKGROUND

Magic Bright Limited (the “Company”) was incorporated as a limited liability company and domiciled in Hong Kong Special Administrative Region (“Hong Kong”) on August 28, 2002.

Pursuant to its Memorandum and Articles of Association, the authorized capital of the Company is Hong Kong Dollars (“HK$”) 10,000 (approximately $1,285) representing the aggregate number of 10,000 ordinary shares with a par value of $0.128 (equivalent to HK$1). At the inception, the Company issued 5,000 and 5,000 ordinary shares to Mr. Wong Kwok Wing, Tony and Ms. Chan Sau Fong, respectively.

The Company is principally engaged in the trading of plastic material in the People’s Republic of China (the “PRC”) and Hong Kong. Its principal place of business is located at 18th Floor, 27 Lock Road, Tsim Sha Tsui, Kowloon, Hong Kong.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Restricted cash

The Company maintains restricted cash and cash equivalents accounts held with a financial institution to pledge as collateral for certain banking facilities.

●	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. At the end of the year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. The Company does not have any off-balance-sheet credit exposure related to its customers. No allowance for doubtful accounts was recognized for any of the periods presented.

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Bills receivable

To reduce the Company’s credit risk, the Company has required certain customers to pay for the sale of the Company’s products by bills receivable. Bills receivable represents a short-term notes receivable issued by a financial institution that entitles the Company to receive the full face amount from the financial institution at maturity, which generally ranges 90 days from the date of issuance.

●	Inventories

Inventories consist primarily of plastic materials for re-sale and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. The Company estimates the net realizable value of slow-moving inventory on a title-by-title basis and charges the excess of cost over net realizable value to cost of revenue. The valuation allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses, reflecting current business and economic risks, the duration of the inventories held, trends and changes in industry conditions. As of March 31, 2010 and 2009, the inventory valuation allowance was $513,646 and $0, respectively.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful lives
Furniture, fittings and office equipment	5 years
Motor vehicles	5 years

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

●	Cash value of life insurance

The cash value of life insurance relates to the Company-owned life insurance policies on a current executive officer, which is stated at the cash surrender value of the contract, net of policy loans.

●	Impairment of long-lived assets

In accordance with the ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and life insurance policy held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment charges were recognized for any of the periods presented.

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Finance leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the four criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s normal depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of Accounting Standards Codification ("ASC") Topic 835-30, “Imputation of Interest”.

●	Advances from customers

The Company generally receives advanced payments from customers in the normal course of business. Advances from customers are non-interest bearing, unsecured and are recognized in revenue when delivery has occurred.

●	Revenue recognition

In accordance with the ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is reasonably assured.

(a)	Sales of products

Revenue from the trading of plastic materials for recycling use is recognized when the title of the products are delivered to and received by the customers, collectibility is reasonably assured and the prices are fixed and determinable.

Revenue represents the invoiced value of goods sold, net of taxes, custom duties, sales allowance and shipping and handling costs associated with the distribution of the related products to the customers. The Company experienced no product returns and recorded no reserve for sales returns for the years ended March 31, 2010 and 2009.

(b)	Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Cost of revenue

Cost of revenue includes cost of purchases and inbound freight charges that are directly attributable to the re-sale of plastic materials.

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Advertising expense

Advertising costs are expensed as incurred under ASC Topic 720-35, “Advertising Costs”. The Company incurred advertising expense of $2,435 and $3,373 for the years ended March 31, 2010 and 2009, respectively.

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Accounting for Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended March 31, 2010 and 2009, the Company did not have any interest and penalties associated with tax positions. As of March 31, 2010 and 2009, the Company did not have any significant unrecognized uncertain tax positions.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollars ("US$") and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Hong Kong Dollars ("HK$"), which is functional currency as being the primary currency of the economic environment in which its operation is conducted. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	2010	2009
Year-end HK$: US$1 exchange rate	7.7647	7.7505
Annual average HK$: US$1 exchange rate	7.7544	7.7773

●	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the statements of operation and comprehensive income as and when the related employee service is provided.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended March 31, 2010 and 2009, the Company operates in one reportable business segment in Hong Kong and the PRC.

●	Derivative instruments

The Company accounts for its derivatives instruments as either assets or liabilities and record them at fair value under ASC Topic 815, “Derivatives and Hedging”. Changes in the fair value of derivatives that do not qualify or are not effective as hedges are recognized currently in earnings. The Company does not use derivative financial instruments for speculative or trading purposes, nor do the Company hold or issue leveraged derivative financial instruments.

The Company generally uses foreign exchange forward contracts to hedge certain existing and anticipated foreign currency denominated transactions. Foreign exchange forward contracts generally mature within 90 days of inception. Gains and losses arising from the effective portion of foreign exchange forward contracts that are designated as cash flow hedging instruments are recorded in accumulated other comprehensive income or loss and are subsequently reclassified into earnings in the same period or periods during which the underlying transactions affect earnings.

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Fair value measurement

ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10") establishes a new framework for measuring fair value and expands related disclosures. Broadly, ASC 820 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820-10 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

The carrying value of cash and cash equivalents, receivables and payables approximates fair value at March 31, 2010 and 2009 due to the short maturity nature of these instruments. The fair value of the Company’s short-term borrowings and obligation under finance lease approximates at fair value based on the current market conditions for similar debt instruments. The fair value of derivative instruments is disclosed in Note 12.

●	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2009, the Financial Accounting Standard Board (“FASB”) issued certain amendments as codified in ASC Topic 605-25, Revenue Recognition; Multiple-Element Arrangements. These amendments provide clarification on whether multiple deliverables exist, how the arrangement should be separated, and the consideration allocated. An entity is required to allocate revenue in an arrangement using estimated selling prices of deliverables in the absence of vendor-specific objective evidence or third-party evidence of selling price. These amendments also eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method. The amendments significantly expand the disclosure requirements for multiple-deliverable revenue arrangements. These provisions are to be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. The Company will adopt the provisions of these amendments in its fiscal year 2011 and is currently evaluating the impact of these amendments to its financial statements.

In April 2010, the FASB issued ASU 2010-13, Compensation – Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU 2010-13 provides guidance on the classification of a share-based payment award as either equity or a liability. A share-based payment that contains a condition that is not a market, performance, or service condition is required to be classified as a liability. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010 and is not expected to have a significant impact on the Company’s financial statements.

In April 2010, the FASB issued ASU 2010-18, Receivables (Topic 310), Effect of a Loan Modification When the Loan is Part of A Pool That Is Accounted for as a Single Asset . ASU 2010-18 provides that modifications of loans that are accounted for within a pool under Topic 310-30 do not result in the removal of those loans from the pool even if the modification of those loans would otherwise be considered a troubled debt restructuring. An entity will continue to be required to consider whether the pool of assets in which the loans are included is impaired if expected cash flows for the pool change. This guidance is effective prospectively for the first interim and annual period ending on or after July 15, 2010. Early adoption is permitted. The Company adopted this guidance without a material impact on its financial statements.

In July 2010, the FASB issued new accounting guidance that will require additional disclosures about the credit quality of loans, lease receivables and other long-term receivables and the related allowance for credit losses. Certain additional disclosures in this new accounting guidance will be effective for the Company on December 31, 2010 with certain other additional disclosures that will be effective on March 31, 2011. The Company does not expect the adoption of this new accounting guidance to have a material impact on its financial statements.

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

3.	AMOUNTS DUE FROM STOCKHOLDERS

As of March 31, 2010 and 2009, the balance represented temporary advances made by the Company to the stockholders, which was unsecured, interest-free and repayable on demand.

4.	AMOUNT DUE FROM A RELATED PARTY

As of March 31, 2010 and 2009, the balance represented temporary advances made by the Company to a related company which was controlled by Mr. Wong Kwok Wing, Tony, the director of the Company and a spouse of Ms. Chan Sau Fong, the director of the Company. The balance was unsecured, interest-free and repayable on demand.

5.	INVENTORIES, NET

Inventories consist of the followings:

	As of March 31,
	2010	2009

Plastic materials held by third parties	$1,948,576	$1,065,674
Goods in transit	362,067	445,001
	2,310,643	1,510,675
Less: inventory valuation allowance	(513,646)	-

Inventories, net	$1,796,997	$1,510,675

The plastic materials are physically stored and safeguarded at the warehouse, which is held by third parties in the PRC.

6.	PLANT AND EQUIPMENT, NET

Plant and equipment consist of the followings:

	As of March 31,
	2010	2009

Furniture, fittings and office equipment	$68,260	$61,761
Motor vehicles	52,908	171,770
	121,168	233,531
Less: accumulated depreciation	(60,500)	(122,625)

Plant and equipment, net	$60,668	$110,906

Depreciation expense for the years ended March 31, 2010 and 2009 was $25,018 and $58,222.

As of March 31, 2010 and 2009, certain motor vehicles with the carrying value of $52,908 and $24,351, respectively, were pledged as securities in connection with finance leases in Note 10.

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

7.	CASH VALUE OF LIFE INSURANCE, NET

The Company has purchased insurance on the life of a key executive officer, Wong Kwok Wing, Tony, the stockholder and director of the Company. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable. Cash value of this life insurance is presented in the accompanying financial statement, net of policy loans. The loans carry interest at an effective rate of 3% per annum below the Hong Kong Best Lending Rate, payable monthly and mature on March 11, 2015, which are secured by the cash value of the life insurance policy and personally guaranteed by the Company’s director.

A summary of net cash value of life insurance is reported as below:

	As of March 31,
	2010	2009

Cash surrender value of life insurance	$145,811	$-
Less: policy loans balances outstanding	(126,669)	-

Cash value of life insurance, net	19,142	-

As of March 31, 2010, the maturities of the policy loans for the next five years are as follows:

Years ending March 31:
2011	$25,334
2012	25,334
2013	25,334
2014	25,334
2015	25,333

Total policy loans balances	$126,669

For the year ended March 31, 2010, the Hong Kong Best Lending Rate is 5% per annum.

8.	SHORT-TERM BORROWINGS, SECURED

Short-term borrowings consist of the followings:

	As of March 31,
	2010	2009

Hang Seng Bank, a financial institution in Hong Kong:
- Overdraft facility	$45,404	$-
- Credit facility	341,334	-

Bank of China, a financial institution in Hong Kong:
- Revolving line of credit and factoring facilities	770,009	-

Short-term borrowings, total	$1,156,747	$-

Hang Seng Bank

The Company maintained the banking facilities with Hang Seng Bank, which provides for the borrowings up to a maximum balance of $386,738 (equivalent to HK$3,000,000), and is subject to an annual review at the discretion of the bank. The banking facilities are secured by the property owned by a related company which was controlled by a stockholder and director of the Company and personally guaranteed by the directors of the Company. The banking facilities include the aggregate of:

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

(a)	Overdraft facility with a maximum borrowing up to $193,182, which bears interest at a rate of 1% per annum over the Hong Kong Best Lending Rate, payable monthly, and

(b)
Credit facility for the purchase of goods with a maximum borrowing up to $386,738, which bears interest at a rate of 0.5% per annum over the Hong Kong Best Lending Rate for HK$ facilities and 0.5% per annum over the rate for foreign currency facilities, payable monthly.

Bank of China

The Company maintained the revolving line of credit and factoring facilities with Bank of China, which provides for the borrowings up to a maximum balance of $772,728 (equivalent to HK$6,000,000) based upon its accounts receivable balances. These lines of credit bear interest at a rate ranging from 1% to 6% per annum over Hong Kong prime rate for HK$ facilities and at a rate ranging from 1% to 6% per annum over US Prime Rate for US$ facilities. These lines are guaranteed by the Hong Kong government and the directors of the Company.

The Company also maintained the foreign currency forward contracts facilities with the maximum limit of $643,940 (equal to HK$5,000,000), which generally matures within 90 days of inception and is secured by the minimum restricted cash deposit of $53,295 as compensating balance to the extent that the Company has the outstanding foreign currency forward contracts. See Note 12.

9.	ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the followings:

	As of March 31,
	2010	2009

Accrued operating expenses	$51,953	$9,994
Other payables	16,322	-
	$68,275	$9,994

10.	OBLIGATION UNDER FINANCE LEASES

The Company purchased certain motor vehicles under various finance lease agreements with an effective interest rate of 4% per annum, due through April 10, 2011, with principal and interest payable monthly.

The obligation under the finance leases is as follows:
	As of March 31,
	2010	2009

Finance lease	$22,735	$2,330
Less: current portion	(20,776)	(2,330)

Non-current portion	$1,959	$-

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

The maturities of the finance leases obligation for the next two years are as follows:

Year ending March 31:
2011	$21,675
2012	1,971
Total finance leases obligation	23,646
Less: interest	(911)

Present value of minimum obligation	$22,735

11.	STOCKHOLDERS’ EQUITY

As of March 31, 2010 and 2009, the number of authorized, issued and outstanding shares of the Company’s common stock was 10,000 and 10,000 ordinary shares.

During the year ended March 31, 2010, the Company declared a final dividend of $26 (equivalent to HK$200) per share to the stockholders of the Company and the dividend was fully payable by netting off the amounts due from stockholders.

12.	DERIVATIVE CONTRACTS

From time to time, the Company uses foreign currency derivatives such as forward contracts as hedges against anticipated purchases denominated in foreign currencies such as Euros or US$. The Company enters into these contracts to manage the risk that the eventual net cash flows will be adversely affected by changes in foreign exchange rates. These derivatives have been designated as cash flow hedges for accounting purposes.

As of March 31, 2010 and 2009, the Company had one forward contract outstanding which matured in April 2010 and 2009, with a notional value of $284,956 and $155,115 and its fair value was approximately $269,035 and $159,591, respectively. The change in the fair value of the forward contract is reflected as an unrealized (loss) gain of ($20,397) and $4,476, and reported as other comprehensive (loss) income in the accompanying statements of stockholders’ equity.

13.	INCOME TAXES

The Company is subject to Hong Kong Profits Tax at the statutory rate of 16.5% on the assessable income for its tax reporting years.

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Provision for income taxes consisted of the following:

	Years ended March 31,
	2010	2009

Current tax	$68,810	$14,862
Deferred tax	(4,418)	584
Income tax expense	$64,392	$15,446

The reconciliation of income tax rate to the effective income tax rate based on income (loss) before income taxes from the operation for the years ended March 31, 2010 and 2009 are as follows:

	Years ended March 31,
	2010	2009

Income (loss) before income taxes	$161,447	$(112,011)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	26,639	(18,482)

Effect of non-taxable items	(94)	(90)
Effect of non-deductible items	1,038	849
Effect of depreciation	3,546	(1,989)
Effect of temporary differences not recognized	37,681	34,574
Effect of change in tax rate	-	(1,015)
Effect of temporary differences previously recognized	(4,418)	1,599
Income tax expense	$64,392	$15,446

The following table sets forth the significant components of the aggregate deferred tax liabilities of the Company as of March 31, 2010 and 2009:

	As of March 31,
	2010	2009
Deferred tax liabilities:
Plant and equipment	$13,959	$18,405

14.	PENSION PLAN

The Company participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance (“MPF Scheme”) for all of its eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment in Hong Kong. Contributions are made by the Company at 5% of the participants’ relevant income with a ceiling of HK$20,000. The participants are entitled to 100% of the Company’s contributions together with accrued returns irrespective of their length of service with the Company, but the benefits are required by law to be preserved until the retirement age of 65. The total contributions made for MPF Scheme were $9,831 and $9,819 for the years ended March 31, 2010 and 2009, respectively.

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

15.	RELATED PARTY TRANSACTIONS

(a)
For the years ended March 31, 2010 and 2009, the Company sold its products at the current market value totaling $971,243 and $93,740 to a related company which is controlled by Mr. Wong Kwok Wing, Tony, the director of the Company and a spouse of Ms. Chan Sau Fong, the director of the Company in a normal course of business.

(b)
For the years ended March 31, 2010 and 2009, the Company recorded and paid rent expense of $43,949 and $0, based on current market fair value under an oral agreement with a related company, which was controlled by Mr. Wong Kwok Wing, Tony, the director of the Company and a spouse of Ms. Chan Sau Fong, the director of the Company.

(c)	For the years ended March 31, 2010 and 2009, the Company provided and transferred its motor vehicles at the carrying value of $61,625 and $27,357 to its director for welfare benefits.

16.	SEGMENT INFORMATION

The Company views its operations, makes decisions regarding how to allocate resources and manages the business as one operating segment. As a result, the financial information disclosed herein represents all of the material financial information related to the Company’s principal operating segment.

The following table represents the Company’s total revenue by geographic area (based on the location of the customers):

	Years ended March 31,
	2010	2009

Hong Kong	$12,470,941	$15,628,314
The PRC	15,965,883	19,524,189
Total revenues, net	$28,436,824	$35,152,503

17.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

For the year ended March 31, 2010, the customer who accounts for 10% or more of the Company’s revenues and its outstanding balance at year-end date, is presented as follows:

	Year ended March 31, 2010		March 31, 2010
		Percentage Trade	accounts
	Revenues	of revenues	receivable

Customer A	$15,965,883	56%
Customer B	6,616,753	23%	175,298
Total:	$22,582,636	79%	$175,298

For the year ended March 31, 2009, the customer who accounts for 10% or more of the Company’s revenues and its outstanding balance at year-end date, is presented as follows:

	Year ended March 31, 2009		March 31, 2009
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$19,524,189	56%
Customer B	5,114,611	14%	101,622
Total:	$24,638,800	70%	$101,622

(b)         Major vendors

For the year ended March 31, 2010, the vendor who accounts for 10% or more of the Company’s purchases and its outstanding balance at year-end date, is presented as follows:

	Year ended March 31, 2010		March 31, 2010
	Purchases	Percentage of purchases	Trade accounts payable

Vendor A	$6,463,010	25%	$176,359
Vendor C	4,410,278	17%	370,596
Total:	$10,873,288	42%	$546,955

For the year ended March 31, 2009, the vendor who accounts for 10% or more of the Company’s purchases and its outstanding balance at year-end date, is presented as follows:

MAGIC BRIGHT LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Year ended March 31, 2009		March 31, 2009
	Purchases	Percentage of purchases	Trade accounts payable
Vendor A	$6,016,999	18%	$410,246
Vendor B	4,639,570	14%	1,284,251
Vendor C	3,458,644	10%	512,254
Total:	$14,115,213	42%	$2,206,751

(c)         Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its accounts receivable is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from short-term borrowings and finance lease. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end, all of borrowings were at fixed rates.

(e)         Economic and political risks

The significant portion of the Company's revenues is generated in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(f)         Foreign exchange risk

The Company is subject to currency exchange risk because it purchases inventories that it is required to settle in other currencies, primarily Euro and US$. The Company mitigates a portion of the fluctuations in certain foreign currencies through the purchase of foreign currency forward contracts. The contracts are primarily denominated in Euros dollars, typically have maturities of less than three months and require an exchange of foreign currencies for US$ at maturity of the contracts at rates agreed to at inception of the contracts.

18.	COMMITMENTS AND CONTINGENCIES

The Company currently does not have any formal rent agreements. The Company recorded and paid rent expense at the monthly rate of $2,743, based on current market fair value under an oral agreement with a related company, which was controlled by Mr. Wong Kwok Wing, Tony the director of the Company and a spouse of Ms. Chan Sau Fong, the director of the Company.